EXHIBIT 2.1

                   AMENDED AND RESTATED ACQUISITION AGREEMENT

REINCORPORATION MERGER AGREEMENT dated as of October 28, 2002, by and among ZIM Corporation, a Canadian corporation (the ""Company""), PCI Merge, Inc., a Florida corporation and a subsidiary of the Company (""PCI Merge""), and Private Capital Investors, a Florida corporation (""Private Capital"").

WHEREAS, the respective Boards of Directors of Private Capital, PCI Merge and the Company have approved the merger of PCI Merge into Private Capital and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein; and

WHEREAS, in furtherance thereof, upon the terms and subject to the conditions of this Agreement, (i) PCI Merge would be merged (the ""Merger"") with and into Private Capital in accordance with the Business Corporation Act of the State of Florida (the ""FBCA"") and (ii) each share of common stock, par value US$.001 per share, of Private Capital (collectively, the ""Shares""), issued and outstanding immediately prior to the Effective Time would, except as otherwise expressly provided herein, be converted into the right to receive the consideration issuable in the Merger (the ""Merger Consideration"").

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Private Capital, PCI Merge and the Company agree as follows:

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the FBCA, at the Effective Time PCI Merge shall be merged with and into Private Capital. As of and following the Effective Time, the separate corporate existence of PCI Merge shall cease and Private Capital shall continue as the surviving corporation (the ""Surviving Corporation"").

SECTION 1.02 Effective Time; Closing. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article V, Private Capital and PCI Merge shall execute in the manner required by the FBCA and deliver to the Secretary of State of the State of Florida a duly executed and verified certificate of merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The time the Merger becomes effective in accordance with applicable law is referred to as the ""Effective Time."" Prior to such filing, a closing (the ""Closing"") shall be held at the offices of Lehman & Eilen LLP, 50 Charles Lindbergh Boulevard, Suite 505, Uniondale, New York 11553, or such other place as the parties hereto shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Article V. The date on which the Closing occurs is referred to herein as the ""Closing Date.""

SECTION 1.03 Effects of the Merger; Subsequent Actions. The Merger shall have the effects set forth in the FBCA. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all properties, rights, privileges, powers and franchises of Private Capital and PCI Merge shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of Private Capital and PCI Merge shall become debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.04 Certificate of Incorporation and By-Laws of the Surviving Corporation.

(a) The Certificate of Incorporation of PCI Merge, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law; provided, however, that the name of the Surviving Corporation shall, in accordance with the provisions hereof and applicable law, be changed to ""ZIM U.S. Corporation"" at the Effective Time.


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(b) The By-Laws of PCI Merge in effect at the Effective Time shall be the
By-Laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

SECTION 1.0 Directors. Subject to applicable law, the directors of PCI Merge immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

SECTION 1.06 Officers. The officers of PCI Merge immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

SECTION 1.07 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Private Capital, PCI Merge, the Company or the holders of the following securities, each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration. Such Shares shall be canceled by virtue of the Merger. As used herein, "Merger Consideration" means one common share of the Company, without par value. The parties hereto agree that each such common share of the Company shall not be transferable to a resident of Ontario for a period of not less than 90 days from the Effective Time and that the Exchange Agent shall be instructed not to register any such transfers during such period.

SECTION 1.08 Conversion of MergeCo Common Stock. At the Effective Time, each share of common stock, par value US$.0001 per share, of PCI Merge issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

SECTION 1.09 Outstanding Common Shares of the Company. All of the common shares of the Company outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be canceled as of the Effective Time.

SECTION 1.09A Securities Restriction. The Exchange Agent shall not register any transfer of the common shares of the Company to an Ontario resident for the period beginning on the Effective Time and ending on a date 90 days that is following the Effective Time.

SECTION 1.10 Exchange of Certificates.

(a) Prior to the Effective Time, the Company shall designate an Exchange Agent to act as exchange agent (the ""Exchange Agent"") in effecting the exchange for the Merger Consideration of certificates (the ""Certificates"") that, prior to the Effective Time, represented Shares. Upon the surrender of each such Certificate formerly representing Shares, together with a properly completed letter of transmittal described in Section 1.10(b) below, the Exchange Agent shall issue in respect thereof a common share certificate of the Company representing the Merger Consideration (a ""Company Certificate"") multiplied by the number of Shares formerly represented by each such Certificate, in exchange therefor, and each such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the Merger Consideration. If the Merger Consideration is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or accompanied by a stock power and shall otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

(b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares a letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration in exchange therefor.


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(c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Section 1.10.

SECTION 1.11 Stockholders" Meeting.

(a) Private Capital, acting through its Board of Directors (the ""Board""), shall, in accordance with the FBCA:

    (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the ""Stockholders" Meeting"") as soon as practicable following the date hereof for the purpose of considering and taking action upon this Agreement; and

    (ii) subject to Article II below, prepare and file with the Securities and Exchange Commission (the ""SEC"") a preliminary proxy or information statement relating to the Merger and this Agreement and use all reasonable efforts (x) to obtain and furnish the information required by the SEC to be included in the Proxy Statement and, after consultation with the Company, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the ""Proxy Statement"") to be mailed to its stockholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders.

                                   ARTICLE II

                     REGISTRATION STATEMENT/PROXY STATEMENT

Section 2.01 Private Capital and the Company shall jointly prepare and file with the SEC as soon as practicable after the date hereof a Registration Statement (the ""Registration Statement"") on Form S-4 under the Securities Act of 1933, as amended, with respect to the Merger Consideration issuable in the Merger and this Agreement, which Registration Statement shall also serve as the ""Proxy Statement"" for purposes of obtaining the approval of Private Capital"s stockholders to this Agreement. Private Capital and the Company shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Private Capital and the Company shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or ""Blue Sky"" permits or approvals required to carry out the transactions contemplated by this Agreement, and Private Capital will pay all expenses incident thereto. The Registration Statement, when declared effective by the SEC, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.02 The Company, Private Capital and PCI Merge shall cooperate with one another in the preparation and filing of the Registration Statement and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Registration Statement and to respond promptly to any comments or requests made by the SEC with respect to the Registration Statement. Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Registration Statement and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company, Private Capital and PCI Merge each agrees to correct any information provided by it for use in the Registration Statement which shall have become, or is, false or misleading.

Section 2.03 As soon as possible after completion of review of the Proxy Statement by the SEC, Private Capital shall mail the Proxy Statement to its stockholders who are entitled to vote at the Stockholders" Meeting. Subject to the fiduciary obligations of the Board under applicable law and the FBCA, the Proxy Statement shall contain the recommendation of the Board that the stockholders of Private Capital adopt this Agreement and the Merger.


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                                   ARTICLE III

                    CONDITIONS TO CONSUMMATION OF THE MERGER

SECTION 3.01 Conditions to Each Party"s Obligation to Consummate the Merger. Subject to the right of any party hereto to waive any of the following conditions with respect to itself and not with respect to any other party, the respective obligations of Private Capital, PCI Merge and the Company to consummate the Merger and the transactions contemplated hereby are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

SECTION 3.02 Stockholder Approval. The stockholders of Private Capital and PCI Merge shall have duly approved the transactions contemplated by this Agreement, and the stockholders of ZIM Technologies International, Inc. shall have approved the amalgamation of ZIM Technologies with PCI-ZTI Canada, Inc.

SECTION 3.03 Injunctions, Illegality. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator or any governmental or regulatory authority, agency or other entity (a ""Governmental Entity"") wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated hereby to be rescinded following consummation, (iii) cause any of Private Capital, the Company, or any of their officers or directors, to become liable for any material damages, or (iv) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former businesses of Private Capital (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger.

SECTION 3.04 No Breach. There shall not have been a breach of any representation, warranty, covenant or agreement of the Company, PCI Merge or Private Capital set forth in this Agreement which, individually or in the aggregate, would have a material adverse effect on the Surviving Corporation.

                                   ARTICLE IV

                             TERMINATION; AMENDMENT

SECTION 4.01 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Private Capital, by action of the Company or the board of directors of Private Capital.

SECTION 4.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 4.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders.

SECTION 4.03 Amendment. This Agreement may be amended, modified or supplemented by written agreement of Private Capital and the Company at any time prior to the Effective Time, whether before or after the approval of this Agreement by the stockholders of Private Capital, but, after any such vote, no amendment, modification or supplement shall be made if the Board shall determine that such amendment, modification, supplement would have a material adverse effect on the rights of the holders of Shares without the further approval of such holders.


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                                    ARTICLE V

                                  MISCELLANEOUS

SECTION 5.01 Non-Survival of Representations and Warranties. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. The covenants and other agreements contained herein shall survive in accordance with their respective terms.

SECTION 5.02 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

SECTION 5.03 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

SECTION 5.04 Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the corporate law of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 5.05 Descriptive Headings. The descriptive headings and captions herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 5.06 Counterparts. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SECTION 5.07 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to nor shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.



IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                    ZIM CORPORATION




                                    By:  /s/ STUART D. COOPER
                                         ----------------------
                                         STUART D. COOPER
                                         PRESIDENT


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                                    PCI MERGE, INC.




                                    BY:   /s/ STUART D. COOPER
                                          -------------------
                                          STUART D. COOPER
                                          PRESIDENT




                                    PRIVATE CAPITAL INVESTORS, INC.



                                    BY:   /s/ STUART D. COOPER
                                          -------------------
                                          STUART D. COOPER
                                          PRESIDENT